EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Pan Pacific Retail Properties, Inc. on Form S-4 of our report dated March 26, 2002, except for Footnote 13 for which the date is November 20, 2002, appearing in the Annual Report on Form 10-K/A of Center Trust, Inc. for the year ended December 31, 2001 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Los Angeles, California
December 9, 2002